UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2025

MOODY NATIONAL REIT II, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55778 (Commission File Number)	47-1436295 (I.R.S. Employer Identification No.)

Moody National Companies

9655 Katy Freeway, Suite 600

Houston, TX 77024

(Address of principal executive offices, including zip code)

(713) 977-7500

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On November 24, 2025, subsidiaries of Moody National REIT II, Inc. (the “Company”) entered into an Agreement of Purchase and Sale (the “Sale Agreement”) with Farmington Hotel Partners I, LLC, a Texas limited liability company unaffiliated with the Company (the “Purchaser”). Pursuant to the Sale Agreement, the Company has agreed, subject to the terms and conditions of the Sale Agreement, to sell all of the Company’s rights and interests in the hotel property located at 4143 Governors Road, Austin, Texas 78744 (the “Austin Property”) to the Purchaser for an aggregate purchase price of $9,400,000, subject to certain customary offsets and credits thereto as set forth in the Sale Agreement. The closing of the sale of the Austin Property will occur, subject to the satisfaction of all closing conditions set forth in the Sale Agreement, on or before December 29, 2025 or such later date as is mutually agreed to by the Company and the Purchaser. There is no guarantee that the closing of the sale of the Austin Property will occur on the terms described herein or at all.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Sale Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Agreement of Purchase and Sale, dated as of November 24, 2025, by and among Moody National Governors-Austin Holding, LLC, Moody National Governors-Austin MT, LLC and Farmington Hotel Partners I, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 28, 2025	MOODY NATIONAL REIT II, INC.

	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President